Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Tradestar Services, Inc.

We have audited the accompanying consolidated balance sheets of The CYMRI Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The CYMRI Corporation and Subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2005, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 14 of the consolidated financial statements, a wholly-owned subsidiary of Tradestar Services, Inc. acquired the outstanding common stock of The CYMRI Corporation on May 23, 2006.

/s/  HELIN, DONOVAN, TRUBEE & WILKINSON, LLP
HELIN, DONOVAN, TRUBEE & WILKINSON, LLP

Houston, Texas

August 4, 2006

THE CYMRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,		March 31,
	2004	2005	2006
			(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$522,445	$389,403	$167,262
Accounts receivable:
Trade	3,983,497	4,530,096	4,436,421
Other	192,246	62,883	73,179
Income taxes receivable	18,528	4,793	-
Marketable securities - available-for-sale	81,910	-	-
Prepaid expenses	450,377	292,446	245,924
Total current assets	5,249,003	5,279,621	4,922,786

Oil and Gas Properties, using full cost accounting:
Properties being amortized	6,713,500	8,065,952	8,293,722

Less: Accumulated depreciation, depletion, and amortization	1,012,792	1,603,741	1,756,654
	5,700,708	6,462,211	6,537,068

Other Assets:
Goodwill	1,558,514	1,558,514	1,558,514
Other property and equipment, less accumulated depreciation of $51,437 in 2004 and $47,971 in 2005	161,714	462,438	521,217
Other	94,734	79,607	77,453
	1,814,962	2,100,559	2,157,184

	$12,764,673	$13,842,391	$13,617,038

(See Notes to Consolidated Financial Statements)

THE CYMRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,		March 31,
	2004	2005	2006
			(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current maturities of long-term debt	$554,061	$916,252	$1,435,295
Accounts payable:
Trade	1,214,380	1,656,535	1,789,530
Royalty owners	469,365	457,231	510,215
Related parties	3,250	20,595
Income taxes payable	6,199	5,614	6,190
Accrued liabilities	342,243	1,177,717	553,450
Total current liabilities	2,589,498	4,233,944	4,294,680

Long-Term Liabilities:
Long-term debt, net of current maturities	9,222,331	7,999,877	7,231,344
Deferred income taxes	907,111	1,140,335	1,264,402
	10,129,442	9,140,212	8,495,746

Commitments and Contingencies (Note 3)

Stockholders’ Equity:
Common stock - $0.01 par value, 1,000,000 shares authorized; 100,000 shares issued and outstanding	1,000	1,000	1,000
Retained earnings	13,396	467,235	825,612
Accumulated other comprehensive income	31,337	-	-
	45,733	468,235	826,612

	$12,764,673	$13,842,391	$13,617,038

(See Notes to Consolidated Financial Statements)

THE CYMRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,		Three Months Ended March 31,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)

Revenue:
Engineering services	$9,809,543	$17,777,272	$4,224,011	$5,397,201
Oil and gas sales	2,982,494	4,168,128	904,957	1,087,319
Other	358	68,347	(40,573)	18
	12,792,395	22,013,747	5,088,395	6,484,538

Expenses:
Costs of engineering services	6,868,375	11,748,639	2,791,843	3,455,686
Lease operating	1,024,997	1,363,398	324,602	349,266
Work-over	402,904	185,734	44,115	-
Depreciation, depletion, and amortization	593,916	687,732	158,278	156,889
General and administrative	3,669,343	6,637,385	1,537,401	1,853,772
Interest	243,887	678,950	128,818	186,478
	12,803,422	21,301,838	4,985,057	6,002,091

Income (loss) before provision for income taxes	(11,027)	711,909	103,338	482,447

Provision for Income Taxes	69,938	258,070	25,317	124,067

Net income (loss)	$(80,965)	$453,839	$78,021	$358,380

(See Notes to Consolidated Financial Statements)

THE CYMRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Three Months Ended March 31,
	2004	2005	2006
			(Unaudited)

Cash Flows from Operating Activities:
Net income (loss)	$(80,965)	$453,839	$358,380
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	593,916	687,732	156,889
Deferred income taxes	52,287	246,662	124,067
Gain on sale of marketable securities	-	(46,326)	-
Cash provided by (used for) the change in:
Accounts receivable	(599,395)	(417,236)	88,172
Income taxes receivable	-	13,735	-
Prepaid expenses	288,603	547,577	46,522
Other assets	(7,752)	15,127	2,154
Accounts payable	806,221	447,366	165,384
Cash overdraft	(259,169)	-	-
Accrued liabilities	(718,794)	835,474	(624,267)
Income taxes payable	-	(585)	576
Total adjustments	155,917	2,329,526	(40,503)
Net cash provided by operating activities	74,952	2,783,365	317,877

Cash Flows from Investing Activities:
Proceeds from retirement of oil and gas properties	550,000	-	-
Purchase of oil and gas properties	(717,651)	(1,352,452)	(279,720)
Purchase of other property and equipment	(51,035)	(397,507)	(10,808)
Proceeds from sale of marketable securities	-	83,461	-
Acquisition of subsidiaries	(2,400,000)	-	-
Net cash used in investing activities	(2,618,686)	(1,666,498)	(290,528)

Cash Flows from Financing Activities:
Advances on long-term debt	11,248,165	-	-
Principal payments on long-term debt	(8,268,376)	(1,249,909)	(249,490)
Net cash provided by (used in) financing activities	2,979,789	(1,249,909)	(249,490)

Net increase in cash and cash equivalents	436,055	(133,042)	(222,141)

Cash and Cash Equivalents, beginning of period	86,390	522,445	389,403

Cash and Cash Equivalents, end of period	$522,445	$389,403	$167,262

(See Notes to Consolidated Financial Statements)

THE CYMRI CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and March 31, 2006 (Unaudited)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of The CYMRI Corporation (“CYMRI”) and its wholly-owned subsidiaries, Petroleum Engineers, Inc. (“PEI”), Petroleum Engineers International, Inc. (“PEII”), Petroleum Engineers Brazil, Inc. (“PEI Brazil”), Petroleum Engineers Venezuela, Inc. (“PEI Venezuela”), Petroleum Engineers Technical Services, Inc. (“PETS”), (PEI, PEII, PEI Brazil, PEI Venezuela and PETS are hereinafter collectively referred to as the “PEI Companies”), and Triumph Energy, Inc. (“TEI”). The accounts of the PEI Companies and TEI have been included in the consolidated financial statements from the effective date of their acquisition by CYMRI, June 1, 2004 (see Note 8). All intercompany balances and transactions have been eliminated in the consolidation. CYMRI, the PEI Companies, and TEI are hereinafter referred to collectively as the “Company.”

    CYMRI and TEI are in the business of exploration, acquisition, development, and production of oil, natural gas, and natural gas liquids. CYMRI’s and TEI’s oil and gas properties are located in Texas and Louisiana. The PEI Companies perform petroleum engineering services for customers located in North and South America.

    Oil and Gas Properties

    The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized.

    All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

    In addition, the capitalized costs are subject to a “ceiling test,” which basically limits such costs to the aggregate of the “estimated present value,” discounted at a 10-percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

    Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

    Receivables

    Trade and other receivables are recorded in the consolidated balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts, if necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivable balances are charged off in the period in which they are deemed uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. Based on its review, management believes that no allowance for doubtful accounts was necessary at December 31, 2004 and 2005.

    Marketable Securities - Available-for-Sale

    The Company classifies its investments in marketable securities as available-for-sale. Available-for-sale securities are recorded at fair value, with the change in fair value during the period excluded from earnings and recorded net of tax as a component of other comprehensive income.

    Other Property and Equipment

    Other property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense when incurred. Expenditures for improvements with a useful life in excess of one year are capitalized and depreciated. The useful lives of other property and equipment are between 5 to 7 years.

    Income Taxes

    Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at the currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted though the provision for income taxes.

    Goodwill

    Goodwill is the excess cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. All of the goodwill at December 31, 2004 and 2005 was acquired as the result of a business acquisition in 2004 (see Note 8).

    Use of Estimates

    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the consolidated financial statements.

    Statement of Cash Flows

    The Company considers cash and cash equivalents to include all time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The Company places its temporary cash investments with financial institutions it believes have high credit quality. At times, such investments may be in excess of federal insurance limits.  The unaudited statement of cash flows for the three months ended March 31, 2005 was not presented as it is impractical to do so.

    Derivative Financial Instruments

    The Company records its derivative financial instruments in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and its amendments (“SFAS No. 133”). Derivative financial instruments are recorded at their fair value and are reported in the consolidated balance sheet as current or noncurrent assets or liabilities consistent with the classification of the derivative.

NOTE 2 - OIL AND GAS PROPERTIES

    Oil and gas properties as of December 31, 2004 and 2005 consist of the following:

	December 31,
	2004	2005

Leasehold costs	$2,574,825	$3,710,216
Lease and well equipment	4,138,675	4,355,736
	6,713,500	8,065,952
Less: Accumulated depreciation, depletion, and amortization	1,012,792	1,603,741

Net oil and gas properties	$5,700,708	$6,462,211

NOTE 3 - COMMITMENTS AND CONTINGENCIES

    Operating Leases

    The Company leases office space in Lafayette, Louisiana under an agreement accounted for as an operating lease. Future minimum lease payments as of December 31, 2005 are as follows:

For the Year Ending December 31:
2006	$121,926
2007	121,926
2008	50,803
$294,655

    Rent expense under operating leases was approximately $82,000 and $125,000 for the years ended December 31, 2004 and 2005, respectively. Of these amounts, approximately $18,000 and $0 were charged to lease operating expenses in 2004 and 2005, respectively.

    Letters of Credit

    The Company had $25,000 in letters of credit outstanding as of December 31, 2005.

    Litigation

    PEI and TEI are defendants in certain lawsuits arising in the normal course of business. At the present time, it is not practical to determine the amount or likelihood of an unfavorable outcome to PEI and TEI in any of these cases. However, management believes that PEI and TEI have meritorious defenses in each case and are vigorously defending these matters.

NOTE 4 - LONG-TERM DEBT

    At December 31, 2004, 2005 and March 31, 2006, long-term debt consists of the following:

	December 31,		March 31,
	2004	2005	2006
			(Unaudited)
$20,000,000 line of credit with a bank, principal payable $50,000 per month beginning in July 2006 through maturity in November 2007, interest at 8.5% payable monthly, secured by substantially all assets as well as certificates of deposit held by stockholders	$6,885,079	$6,485,079	$6,485,079

Notes (3) payable to individuals, bearing interest at 8%, payable in total monthly installments of $54,219 beginning in March 2005 through maturity at February 2010, guaranteed by the stockholders and secured by substantially all assets	2,674,069	2,299,021	2,181,560

Notes (3) to a financing company for insurance policies, payable in monthly installments totaling $71,766 including interest between 4.25% and 5.25%, maturing through March 2006	217,244	132,029	-
	9,776,392	8,916,129	8,666,639
Less: Current maturities	554,061	916,252	1,435,295

	$9,222,331	$7,999,877	$7,231,344

Future maturities of long-term debt as of December 31, 2005 are as follows:

For the Year Ending December 31:
2006	$916,252
2007	6,709,494
2008	567,940
2009	615,077
2010	107,366

$8,916,129

The terms of the Company’s bank credit agreement require the Company to maintain certain financial covenants as follows:

•	Ratio of Current Assets to Current Liabilities of at least 1.0:1.0.
•
Ratio of Earnings Before Interest, Taxes and Depreciation & Amortization (“EBITDA”) to Interest Expense of at least 3.5:1.0 (which was increased from the original Ratio of at least 3.0:1.0, beginning with the quarter ended December 31, 2005).

•	Ratio of Loan Balance to Stockholder's Equity plus Loan Balance plus Stockholder Notes plus Certificates of Deposit held by Stockholders of no more than 0.6:1.0.

    The Company was out of compliance with the second and third financial covenants above as of December 31, 2005. The bank agreed to forbear from exercising any of its rights or remedies under the line of credit agreement solely as a result of these covenants violations and only through March 31, 2006.  The Company believes that it was in compliance with all of the above financial covenants as of March 31, 2006.

NOTE 5 - INCOME TAXES

The provision for income taxes consists of the following for the periods indicated:
	Year Ended December 31,		Three Months Ended March 31,
	2004	2005	2006
			(Unaudited)
Current:
Federal	$29,980	$-	$-
State	(12,329)	11,408	-
	17,651	11,408	-
Deferred:
Federal	45,923	266,264	124,067
State	6,364	(19,602)	-
	52,287	246,662	124,067

	$69,938	$258,070	$124,067

    A reconciliation of income taxes at statutory rates to the provision for income taxes at the Company's effective rate is as follows:
					Three Months Ended March 31, 2006
	Year Ended December 31,
	2004		2005
	Amount	Percent	Amount	Percent	Amount	Percent
					(Unaudited)

Federal income tax at statutory rates	$(3,749)	(34.0)%	$242,049	34.0%	$164,032	34.0%

State income taxes, net of federal income tax effect	(3,937)	(35.7)	(5,408)	(.8)

Effects of non-deductible permanent differences	18,975	172.1	22,860	3.2

Effects of changes in deferred tax valuation allowance	-	-
Other	58,649	531.8	(1,431)	(.2)	(39,965)	(8.3)%

	$69,938	634.2%	$258,070	36.2%	$124,067	25.7%

    As of December 31, 2005, the Company had net operating loss carryforwards totaling approximately $889,000 for federal income tax purposes to offset future taxable income. These losses expire in 2024.

    Significant components of deferred tax assets and liabilities as of December 31, 2004 and 2005 are as follows:

	2004	2005
Long-term deferred tax asset:
Net operating loss carryforward	$394,266	$328,595

Long-term deferred tax liability:
Excess net book value of oil and gas properties for financial purposes over the related income tax bases	(1,301,377)	(1,468,930)

Net deferred tax liability	$(907,111)	$(1,140,335)

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company had the following related party transactions during the two years ended December 31, 2005:

	2004	2005

Management and consulting fees paid to corporations owned by two of its stockholders	$328,576	$150,196

Reimbursement of office expenses paid to a corporation owned by a stockholder	$54,360	$103,964

At December 31, 2004 and 2005, the Company owed $3,250 and $20,595, respectively, to related parties.

NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents with financial institutions it believes have high credit quality. Trade accounts receivable are derived from sales of oil and gas to purchasers located primarily in southeast Texas and Louisiana and from charges to non-operator working-interest owners of oil and gas properties operated by the Company. The Company manages the credit risk from trade accounts receivable by regularly monitoring the payment history and credit worthiness of its customers.

NOTE 8 - BUSINESS COMBINATION

Effective June 1, 2004, the Company purchased all of the outstanding stock of the PEI Companies and TEI (collectively the “PEI Group”). The Company entered into the purchase to acquire a stronger business presence in Louisiana and gain access to a highly respected and reputable petroleum engineering professional staff. The results of operations for the PEI Group have been included in the accompanying consolidated statement of operations from the effective acquisition date forward.

The aggregate acquisition price was $5,074,069 paid in cash of $2,400,000 and the issuance of long-term debt totaling $2,674,069 payable to the original stockholders of the PEI Group.

The following is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed as of the date of acquisition:

Current assets	$3,483,826
Property and equipment	2,808,703
Goodwill arising in the acquisition	1,558,514
Other assets	56,710
Current liabilities	(1,795,896)
Long-term debt	(299,710)
Deferred income taxes	(738,078)

Net assets acquired	$5,074,069

NOTE 9 - STATEMENT OF CASH FLOWS: SUPPLEMENTAL INFORMATION

	2004	2005

Interest paid	$229,897	$704,905

Income taxes paid (received)	$18,485	$(1,742)

Acquisition of subsidiaries (Note 8):
Total acquisition cost	$5,074,069
Less: Debt assumed	(2,674,069)

Total acquisition cost paid in cash	$2,400,000

NOTE 10 - MARKETABLE SECURITIES

As of December 31, 2004, the Company held investments in certain marketable securities as summarized below:

	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Available-for-Sale Securities:
Common stock	$52,831	$(8,056)	$81,910

    Accumulated other comprehensive income at December 31, 2004 includes net unrealized holding gains on these marketable securities of $31,337, net of related income tax of $13,438.

    The Company’s portfolio of marketable securities were sold in 2005 for gross proceeds of $83,461 and the Company recorded a pre-tax gain of $46,326 on the sale of the marketable securities.

NOTE 11 - DERIVATIVE FINANCIAL INSTRUMENTS

    Through June 2005, the Company used commodity option contracts to reduce the risk associated with forecasted prices of crude oil. The Company accounted for its commodity option contracts as nonhedging instruments. Accordingly, all changes in the fair value of these derivative financial instruments were included in earnings in the period of change.

    As of December 31, 2004, the Company’s derivative financial instruments consisted of a combination of oil put and call option contracts covering 10,050 barrels of future crude oil production through June 2005. The fair value of these derivative financial instruments at December 31, 2004 amounted to approximately $55,000 (liability) and was included in accrued liabilities on the accompanying consolidated balance sheet. The Company had no derivative financial instruments outstanding as of December 31, 2005.

    Net losses from derivative financial instruments transactions for the years ended December 31, 2004 and 2005 amounted to approximately $192,000 and $86,000, respectively. This amount is included in oil and gas sales in the accompanying consolidated statement of operations.

NOTE 12 - SEGMENT INFORMATION

    The Company has two reportable segments: Exploration & Production and Petroleum Engineering Services. In the first reportable segment, the Company is engaged in the exploration and production of oil and natural gas from both operated and non-operated properties located in Texas and Louisiana. In the second reportable segment, the Company performs petroleum engineering services for customers located in North and South America. There are no intersegment transfers between the two reportable segments.

    The following table reflects the allocation of certain Income Statement, Balance Sheet and Cash Flow Statement data between the two reportable segments as of the year ended December 31, 2005 (the Company does not allocate income taxes between the two segments):

	Exploration & Production	Petroleum Engineering Services	Total

Income Statement Data:
Revenues from third parties	$4,168,128	$17,777,272	$21,945,400
Other revenues	32,356	35,991	68,347
Total revenues	4,200,484	17,813,263	22,013,747
Depreciation, depletion and amortization (“DD&A”)	(590,949)	(96,783)	(687,732)
Other operating expenses	(1,549,132)	(11,748,639)	(13,297,771)
Gross profit	$2,060,403	$5,967,841	$8,028,244
General and administrative expenses			(6,637,385)
Interest expense			(678,950)
Income before taxes			$711,909

Balance Sheet Data:
Property and equipment	$8,065,952	$510,409	$8,576,361
Accumulated DD&A	(1,603,741)	(47,971)	(1,651,712)
Net property and equipment	$6,462,211	$462,438	$6,924,649

Cash Flow Statement Data:
Capital expenditures	$1,352,452	$397,507	$1,749,959

    Because of the effect of a significant business combination on June 1, 2004 (see Note 8), the Company does not believe that the presentation of comparative segment information as of the year ended December 31, 2004 is meaningful.

NOTE 13 - OIL AND GAS PRODUCING ACTIVITIES

	2004	2005

Costs Incurred in Oil and Gas Property Acquisition and
Development Activities for the Year Ended December 31:
Property acquisition costs:
Proved	$113,483	$51,549

Development costs	$604,168	$1,300,903

Results of Operations for Oil and Gas Producing Activities
for the Year Ended December 31:
Oil and gas production	$2,982,494	$4,168,128
Production costs	(1,427,901)	(1,549,132)
Depreciation, depletion, and amortization	(533,880)	(590,949)
Provision for income taxes	(347,042)	(689,536)

Results of operations for oil and gas
producing activities (excluding other
revenues, corporate overhead, and
financing costs)	$673,671	$1,338,511

Reserve Information as of and for the Years Ended December 31, 2004 and 2005 (Unaudited)

    The following estimates of proved and proved developed reserve quantities and the related measure of discounted future net cash flows are estimates only and do not purport to reflect realizable values or fair market values of the Company’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise and generally more conservative than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

    Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

    The measure of discounted future net cash flows is computed by applying estimated prices of oil and gas (as summarized below) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (at year-end 2005 prices adjusted for non-recurring items) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future net cash flows.

    The unescalated prices of oil and gas used in the computation of the measure of discounted future net cash flows as of December 31, 2005 were $59.47/barrel for oil and $8.11/Mcf for gas.

	Oil	Gas
	(Bbls)	(Mcf)

Proved Reserves:
Estimates, December 31, 2003	647,628	934,800
Purchases of minerals in place	90,539	1,606,051
Revisions of estimates	(79,449)	(429,894)
Production	(45,877)	(219,936)
Estimates, December 31, 2004	612,841	1,891,021
Revisions of estimates	159,313	(221,566)
Production	(45,054)	(192,555)

Estimates, December 31, 2005	727,100	1,476,900

Proved Developed Reserves:
Estimates, December 31, 2003	647,628	934,800
Estimates, December 31, 2004	612,841	1,891,021
Estimates, December 31, 2005	666,100	1,476,900

Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2004 and 2005 (Unaudited):

	2004	2005

Future cash inflows	$30,250,045	$53,150,736
Future development and production costs	(10,609,220)	(15,394,448)
Future tax expenses	(6,677,881)	(12,837,138)
	12,962,944	24,919,150
Less: 10% annual discount for estimated
timing of future net cash flows	(5,325,536)	(13,359,830)

Measure of discounted future net cash flows
relating to proved oil and gas reserves	$7,637,408	$11,559,320

Changes in Standardized Measure of Discounted Future Net Cash Flows  for the Years Ended December 31, 2004 and 2005 (Unaudited)

	Year Ended December 31,
	2004	2005

Net changes in prices and production costs
related to future production	$3,863,619	$6,506,939
Sales and transfers of oil and gas produced,
net of production costs	(1,554,593)	(2,618,996)
Net change due to revisions in quantity estimates	(2,571,112)	722,600
Net change due to purchases and sales of minerals in place	5,203,588	-
Future development costs	18,800	(26,898)
Net change in income taxes	(1,637,696)	(1,943,055)
Accretion of discount	261,443	1,325,055
Change in production rates (timing) and other	(404,976)	(43,733)
Net change	3,179,073	3,921,912
Total at beginning of year	4,458,335	7,637,408
Total at end of year	$7,637,408	$11,559,320

NOTE 14 - SUBSEQUENT EVENT

    Pursuant to an Agreement and Plan of Merger executed between the Company and Tradestar Services, Inc. (“Tradestar”), a wholly-owned subsidiary of Tradestar acquired all of the Company’s outstanding common stock on May 23, 2006. The merger agreement provided for Tradestar: (a) To pay $2,000,000 in cash; (b) To issue its 10% secured notes payable in the amount of $3,075,000; and (c) To issue 12,540,000 shares of its common stock, with an average 30 day pre-announcement closing price of $0.58 per share, for total equity value of $7,273,200, all as consideration to the Company’s common stockholders. As a result of the Agreement and Plan of Merger, the Company has operated as a wholly-owned subsidiary of Tradestar since May 23, 2006.